Exhibit 99.5


        CERTAIN UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA


         On April 1, 1998, Express Scripts, Inc. ("Express Scripts" or "the Company") completed its acquisition of certain pharmacy benefit operations ("ValueRx") from Columbia/HCA Healthcare Corporation ("Columbia"). The transaction was consummated pursuant to the terms of a Stock Purchase Agreement among Columbia, VH Holdings, Inc., Galen Holdings, Inc., and Express Scripts dated February 19, 1998, pursuant to which Express Scripts acquired all of the outstanding capital stock of Value Health, Inc. ("VHI" or "Value Health Pharmacy Benefit Management") and Managed Prescription Network, Inc. ("MPN"), the sole assets of which are various subsidiaries each now or formerly conducting business as a pharmacy benefit management company (collectively, the "Acquired Entities"), including ValueRx Pharmacy Program, Inc., for approximately $445 million in cash (approximately $360 million of which was obtained through a five-year bank credit facility), said amount being subject to adjustment based on the amount of working capital and certain balance sheet reserves of the Acquired Entities at closing, and the amount of certain employee obligations, as per the Stock Purchase Agreement. A preliminary calculation of the adjustment reduces the purchase price by approximately $34 million.

         The following unaudited consolidated condensed pro forma statement of operations and balance sheet combines the historical statement of operations and balance sheet of the Company and the Acquired Entities for the year ended and as of December 31, 1997, respectively. The unaudited consolidated condensed pro forma statement of operations has been prepared to reflect the acquisition of the Acquired Entities and the related financing as if such events had occurred on January 1, 1997. The unaudited consolidated condensed pro forma balance sheet has been prepared to reflect the acquisition of the Acquired Entities and the related financing as if such events had occurred on December 31, 1997.

         The detailed assumptions used to prepare the unaudited consolidated condensed pro forma financial information are contained in the notes to unaudited consolidated condensed pro forma financial information. The unaudited consolidated condensed pro forma financial information reflects the use of the purchase method of accounting for the Acquired Entities. Under the purchase method of accounting, the basis of accounting for the Acquired Entities' assets and liabilities is based upon their fair values at the date of acquisition.

         The pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions which the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below. The unaudited consolidated condensed pro forma information is not necessarily indicative of the future results of operations of the Company or the results of operations as they might have been had the acquisition been effective on the first day of the period presented. The unaudited consolidated condensed pro forma financial information should be read in conjunction with the separate historical financial statements and notes thereto of the Company, included in the Company's report on Form 10-K (filed March 27, 1998), and the Acquired Entities, included within this report.


                              EXPRESS SCRIPTS, INC.
       UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   YEAR ENDED DECEMBER 31, 1997
                                           EXPRESS                                         PRO FORMA          PRO FORMA
                                           SCRIPTS         VHI (1)            MPN         ADJUSTMENTS        CONSOLIDATED
                                        --------------- ---------------  --------------- ---------------    ---------------

Net revenues                             $ 1,230,634     $ 1,529,247      $   118,025      $    -           $  2,877,906

Cost and expenses
    Cost of revenues
                                           1,119,167       1,345,907          103,505           -              2,568,579
    Selling, general and
    administrative                            62,617         161,701            5,891        (14,073)(2)         216,136
    Write down of goodwill                      -            273,000              -         (273,000)(3)            -
                                        --------------- ---------------  --------------- ---------------    ---------------
                                           1,181,784       1,780,608          109,396       (287,073)          2,784,715
                                        --------------- ---------------  --------------- ---------------    ---------------
Operating income                              48,850        (251,361)           8,629        287,073              93,191

Other income (expense)                         6,081            (694)          (4,150)        (2,875)(4)          (1,638)
Interest expense                                (225)           (148)               -        (26,409)(5)         (26,782)
                                        --------------- ---------------  --------------- ---------------    ---------------

Income before income taxes                    54,706        (252,203)           4,479        257,789              64,771
Provision for income taxes                    21,277          12,524            1,568         (4,285)(6)          31,084
                                        --------------- ---------------  --------------- ---------------    ---------------

Net income                               $    33,429     $ (264,727)      $    2,911      $  262,074        $     33,687
                                        =============== ===============  =============== ===============    ===============

Basic earnings per share                 $      2.04                                                        $       2.06
                                        ===============                                                     ===============
Weighted average number of common
    shares outstanding during the
    period - Basic EPS                        16,356                                                              16,356
                                        ===============                                                     ===============

Diluted earnings per share               $      2.02                                                        $       2.03
                                        ===============                                                     ===============
Weighted average number of common
    shares outstanding during the
    period - Diluted EPS                      16,561                                                              16,561
                                        ===============                                                     ===============

                  NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

     The following explanations describe the assumptions used in determining the unaudited consolidated condensed pro forma statement of operations of the Company for the year ended December 31, 1997. (Amounts in Thousands)

(1) These historical amounts represent the combination of the predecessor basis from January 1, 1997 to July 31, 1997 and the successor basis from August 1, 1997 to December 31, 1997. See the statements of operation included in the 1997 audited financial statements of Value Health Pharmacy Benefit Management as found in Exhibit 99.2 included within this current report.

(2) Adjustment reflects the net decrease in depreciation and amortization expense arising from the application of purchase accounting as required by GAAP as of January 1, 1997 and changes in expenses to conform accounting principles to those historically used by Express Scripts. Property and equipment are being depreciated by Express Scripts using the straight-line method over estimated useful lives of 3 to 20 years. Goodwill is being amortized using the straight-line method over the estimated useful life of 30 years. Other intangible assets are being amortized using the straight-line method over the estimated useful lives of 2 to 20 years. During 1997, VHI incurred $13,802 in non-recurring costs for executive management compensation, regulatory matters, and Columbia merger expenditures. These non-recurring costs were reduced by approximately $7,725 to conform VHI's capitalization policy to Express Scripts' historical policy.


                                             HISTORICAL          PRO FORMA

                   Property and                  $17,902          $  4,234
                   equipment
                   Goodwill                        9,504            10,546
                   Other intangible                1,131             5,761
                   assets
                                             ------------     -------------
                                                 $28,537           $20,541
                                             ============     =============

     The Company anticipates spending an estimated $6 million to $10 million in non-recurring costs during the first twelve months subsequent to the Company's acquisition of the Acquired Entities relating to the integration of the Acquired Entities operations into the Company. These non-recurring costs have been excluded from the unaudited consolidated condensed pro forma statement of operations.

(3) Adjustment reflects the reversal of a one time, pre-acquisition write down of goodwill by Columbia based on an assessment of impairment by Columbia management arising from the sale to Express Scripts. See Note 1 in the 1997 audited financial statements of Value Health Pharmacy Benefit Management as found in Exhibit 99.2 included within this current report. The Company has assessed the recoverability of goodwill resulting from its acquisition of the Acquired Entities and does not believe any impairment exists at this time.

(4) Adjustment reflects the decrease in interest income of $5,044 resulting from the Company expending $100,908 of its cash and short-term investments to consummate the acquisition of the Acquired Entities reduced by $2,169 for one time losses resulting from the pre-acquisition sale of assets by VHI.

(5) Adjustment records the additional net interest expense and the amortization of the deferred financing fees associated with the five-year bank credit facility. The additional net interest expense was determined assuming an average borrowing rate of 7.13% on the $360 million incurred to consummate the acquisition of the Acquired Entities reduced by the VHI interest expense. Deferred financing fees are being amortized over the term of the credit agreement.

(6) Adjustment reflects the income tax effect on the pro forma adjustments at an effective tax rate of 38.9% exclusive of the impact of goodwill amortization and other non-deductible expenses.


                              Express Scripts, Inc.
                 Unaudited Consolidated Condensed Pro Forma Balance Sheet
                             (Amounts In Thousands)

                                                                          DECEMBER 31, 1997
                                               EXPRESS                                      PRO FORMA          PRO FORMA
                                               SCRIPTS          VHI            MPN         ADJUSTMENTS       CONSOLIDATED
                                            -------------- --------------  -------------  ---------------    --------------
ASSETS
Current assets:
     Cash                                   $    64,155    $    32,036      $      39     $   (42,970)(1)   $     53,260
     Short-term investments                      57,938              -              -         (57,938)(1)             -
     Accounts receivable                        210,291        187,830         17,358                -           415,479
     Other current assets                        31,584         54,559          3,605         (13,533)(2)         76,215
                                            -------------- --------------  -------------  -------------     --------------
        Total current assets                    363,968        274,425         21,002        (114,441)           544,954

Property and equipment, net                      26,821         99,652          1,121         (61,950)(3)         65,644

Goodwill, net                                       251        247,780            246          68,325(4)         316,602
Other intangible assets, net                          -          8,232              -          50,678(5)          58,910
Other assets                                     11,468          8,594              -          19,062(6)          39,124
                                            -------------- --------------  -------------  -------------      --------------
    Total assets                            $    402,508   $   638,683     $   22,369     $   (38,326)       $ 1,025,234
                                            ============== ==============  =============  =============      ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Claims payable                         $    153,051    $   154,893     $        -      $          -      $   307,944
    Accounts payable and accrued expenses        44,855         60,520         32,284           8,420(7)         146,079
                                            -------------- --------------  -------------  ---------------    --------------
         Total current liabilities              197,906        215,413         32,284           8,420            454,023

Long-term debt                                        -              -              -         360,000(8)         360,000
Other long-term liabilities                         901          6,609              -                -             7,510
                                            -------------- --------------  -------------  ---------------    --------------
    Total liabilities                           198,807        222,022         32,284         368,420            821,533

Stockholders' equity (deficit)                  203,701        416,661         (9,915)       (406,746)(9)        203,701
                                            -------------- --------------  -------------  ---------------    --------------
    Total Liabilities and stockholders'
        equity                              $   402,508     $  638,683     $   22,369      $  (38,326)        $1,025,234
                                            ==============  =============  =============  ===============    ==============


                       NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET

The following explanations describe the assumptions used in determining the unaudited consolidated condensed pro
forma balance sheet of the Company as of  December 31, 1997.   (Amounts in Thousands)

(1) Adjustment reflects the cash paid by Express Scripts to purchase the Acquired Entities.

(2) Adjustment to eliminate the Acquired Entities historical deferred taxes of $41,737 and recognize $29,605 of current deferred taxes related to the VHI and MPN assets and liabilities acquired. The additional $1,401 eliminated represents other current assets of VHI and MPN for which there is no value to the Company as of the acquisition date.

(3) Adjustment reflects the reduction of the Acquired Entities property and equipment to their estimated fair values at the acquisition date. The significant reduction from historical value is due primarily to the write down of $45,753 for capitalized software costs related to information systems not used by the combined entities subsequent to the date of acquisition.

(4) Adjustment required to reflect the excess of purchase price over fair market value of the identified assets acquired.

(5) Adjustment required to reflect the estimated fair values assigned to customer contracts and non-compete agreements of $48,523 and $2,397, respectively, reduced by $242 for other intangibles of VHI for which there is no value to the Company as of the acquisition date..

(6) Adjustment reflects the long term deferred tax assets of $15,634 related to the VHI and MPN assets and liabilities acquired and $3,963 in deferred financing fees paid in conjunction with the five-year bank credit facility. These adjustments were reduced by other long term assets of VHI and MPN for which there is no value to the Company as of the acquisition date.

(7) Adjustment reflects the elimination of the Acquired Entities amounts due to affiliates of $12,845 offset by accruals of $21,265 for transaction costs and other liabilities associated with the purchase of the Acquired Entities.

(8) Adjustment reflects the proceeds from the five-year bank credit facility obtained to assist in funding the Company's acquisition.

(9) Adjustment reflects the elimination of the Acquired Entities pre-acquisition equity balances.

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